UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2021

Worksport, LTD

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27631	35-2696895
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3120 Rutherford Road

Suite 414

Vaughan, Ontario, Canada L4K 0B1

(Address of principal executive offices)

888-554-8789

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreement

On May 3, 2021, Worksport, Ltd, a Nevada corporation (the “Company”), and Leonite Fund I LLC (“Leonite”) entered into an agreement, dated May 3, 2021 (the “Agreement”), pursuant to which the Company sold an aggregate of 10,000,000 units (“Units”) to Leonite for $0.10 per Unit, for a total purchase price of $1,000,000.

Each Unit consists of one share (the “Shares”) of common stock, par value $0.0001 (“Common Stock”), of the Company and one (1) warrant (“Warrant,” together with the Units and Shares, the “Securities”) to purchase two (2) shares of Common Stock (each a “Warrant Share” and together with the Shares, the “Underlying Shares”) for $0.20 per Warrant Share from the date of issuance until November 3, 2022.

Pursuant to the Agreement, the Company granted Leonite exchange rights, most favored nation rights and registration rights as described below.

Exchange Rights

Leonite has an unlimited number of exchange rights (“Exchange Rights”) to exchange the Securities (and not less than the entire remaining holdings of the Securities) in connection with subsequent offerings (“Subsequent Financings”), excluding any offering within ninety (90) days of the effective date of the Agreement (the “Excluded Financing”). The Exchange Rights terminate thirty (30) days after the closing of any Subsequent Financing. At the time of a Subsequent Financing with respect to which Leonite has exchange rights, Leonite has the option of either (a) retaining its Securities or one of the Subsequent Financings into which Leonite previously exchanged, or (b) exchanging the Securities or such Subsequent Financing into which Leonite exchanged, into the next Subsequent Financing.

Most Favored Nation

Until the Underlying Shares and Warrants are registered under the Securities Act pursuant to an effective registration statement, if the Company has issued, or upon any issuance of (or announcement of intent to effect an issuance of) any security, with any term that is more favorable to the investor in such security than to Leonite in the Subscription Agreement, then such term, at Leonite’s option, becomes a part of the Subscription Agreement. The types of terms contained in another security that may be more favorable to Leonite of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, put options, original issue discounts, stock sale price, private placement price per share, warrant coverage, warrant exercise price, warrant exercise period, and registration rights.

Registration Rights

Leonite has piggyback registration rights to have the Underlying Shares and Warrants registered in any suitable registration statement filed by the Company under the Securities Act, other than the Excluded Financing.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 in this Current Report on Form 8-K are incorporated by reference herein.

The Securities were issued without registration under the Securities Act based upon the exemption provided under Section 4(a)(2) promulgated thereunder. Due to the fact that the issuance of the Securities did not involve a public offering of securities and no general solicitation or general advertising was used in connection with the issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD

Date: May 7, 2021	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	Chairman of the Board, Chief Executive Officer